EXHIBIT 24(b)




                               CERTIFICATION


         The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on November 4, 2004 at which a quorum was present and acting throughout.
         IN WITNESS WHEREOF, I have signed and sealed this Certification this 24th day of January 2005.

                                        /s/ David L. Hausrath
                                   -----------------------------------
                                   David L. Hausrath, Secretary
(S E A L)

                       Excerpts from November 4, 2004
                                Ashland Inc.
                         Board of Directors Meeting


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         WHEREAS,  the Board of Directors  desires to adopt new replacement plans for the three frozen plans effective as of January 1, 2005, which will be called the Deferred Compensation Plan (the "New Deferred Compensation Plan"), the Supplemental Early Retirement Plan for Certain Employees (the "New SERP") and the Nonqualified Excess Benefit Pension Plan (the "New Excess Plan") with the intent of complying with new federal tax rules applicable to these plans;

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         FURTHER RESOLVED, that there is hereby reserved for issuance under the New Deferred Compensation Plan 500,000 shares of fully paid and nonassessable $1.00 par value Common Stock of the Company (the "Common Stock");

         FURTHER RESOLVED, that the Chairman of the Board or any Vice President of the Corporation, the Secretary or any Assistant Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, acting singly, authorized to execute and file with Securities and Exchange Commission (1) a Registration Statement on Form S-8 or any other appropriate form with respect to the Common Stock and (2) such further amendments thereto as are necessary or desirable;

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